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                                                                     EXHIBIT 5.1

                                October 13, 2006

Nastech Pharmaceutical Company Inc.
3380 Monte Villa Parkway
Bothell, Washington  98021

Ladies and Gentlemen:

      We are acting as counsel to Nastech Pharmaceutical Company Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3, File No. 333- (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement covers the registration of up to $125,000,000 in maximum aggregate offering price of shares of the Company's common stock, par value $0.006 per share (the "Common Stock").

      In our capacity as the Company's counsel in connection with the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Common Stock and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. We have examined the original, or a photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

      Based upon our examinations mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents we have examined, we are of the opinion that:

            1. The Company is a corporation duly organized and validly existing under the laws of the state of Delaware.

            2. Upon the adoption by the Board of Directors of the Company (the "Board of Directors") of a resolution in form and content required under applicable law authorizing a designated number of shares of Common Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, the Company shall have the authority to issue the Common Stock as described in the Registration Statement and a prospectus supplement that is consistent with such authorization, and when such shares of Common Stock are issued and delivered against payment of the consideration therefore as set by the Board of Directors (which consideration shall not be less than the

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Nastech Pharmaceutical Company Inc.
October 13, 2006
Page 2

par value), such shares of Common Stock shall be legally issued, fully paid and non-assessable.

      We assume for purposes of this opinion that (i) the applicable provisions of the Securities Act and such state "blue sky" or securities laws as may be applicable have been complied with; (ii) there is or will be a sufficient number of authorized but unissued Common Stock available for issuance under the Certificate of Incorporation of the Company, as amended, in connection with the issuance of the Common Stock being registered under the Registration Statement.

      We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.

      We are admitted to the Bar in the State of New York and we express no opinion as to the laws of any other jurisdiction, except the laws of the United States of America and the General Corporation Law of the State of Delaware.

                                     Very truly yours,

                                     /s/ Pryor Cashman Sherman & Flynn LLP
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                                     Pryor Cashman Sherman & Flynn LLP